Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each officer and/or director of PEOPLES BANCORP INC., an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of additional common shares for offering and sale or delivery pursuant to the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan (formerly known as the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan), whose signature appears below hereby constitutes and appoints Charles W. Sulerzyski and John C. Rogers, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with the power to act without the other and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The NASDAQ Stock Market, granting unto each said attorney-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all things that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in the capacities and on the date indicated.

Name	Title	Date
/s/ Charles W. Sulerzyski
Charles W. Sulerzyski	President and Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2018
/s/ John C. Rogers
John C. Rogers	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 24, 2018

/s/ Tara M. Abraham
Tara M. Abraham	Director	May 24, 2018

/s/ S. Craig Beam
S. Craig Beam	Director	May 24, 2018

/s/ George W. Broughton
George W. Broughton	Director	May 24, 2018

/s/ David F. Dierker
David F. Dierker	Director	May 24, 2018

/s/ James S. Huggins
James S. Huggins	Director	May 24, 2018

/s/ Brooke W. James
Brooke W. James	Director	May 24, 2018

/s/ David L. Mead
David L. Mead	Director	May 24, 2018

/s/ Susan D. Rector
Susan D. Rector	Director	May 24, 2018

/s/ Terry T. Sweet
Terry T. Sweet	Director	July 26, 2018